Exhibit 3.1.2

                              ARTICLES OF AMENDMENT
                       TO THE SECOND AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                  APTIMUS, INC.

      Pursuant to RCW 23B.10.060, the undersigned corporation adopts the following Articles of Amendment to its Second Amended and Restated Articles of Incorporation (the "Articles of Incorporation"):

      FIRST: The name of the corporation is Aptimus, Inc. (the "Corporation").

      SECOND: Article 2 of the Articles of Incorporation is hereby amended to add new Section 2.5 as set forth below:

"2.5 Designation of Series C Preferred Stock

      The following series of Preferred Stock is hereby designated, which series shall have the rights, preferences, privileges and limitations as set forth below in this Section 2.5:

      2.5.1 Series C Preferred Stock

      The series of Series C Preferred Stock, consisting of 10,000 shares, authorized herein, is designated in these Articles of Incorporation as the "Series C Preferred Stock." The rights, preferences, restrictions and other matters relating to Series C Preferred Stock are set forth below.

      2.5.2 Future Decrease

      Subject to Section 2.5.5(e), the number of shares of Preferred Stock designated as Series C Preferred Stock may at any time or from time to time be decreased by the Board of Directors but not below the number of shares of Series C Preferred Stock then outstanding and the number of shares of Series C Preferred Stock with respect to which there are outstanding rights to purchase, if any, notwithstanding that shares of such series may be outstanding at such time of decrease.

      2.5.3 Dividend Rate

            (a) The holders of shares of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of each January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance (the "First Issuance") of a share or fraction of a share of Series C Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) 1,000 times the
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aggregate per share amount of all cash dividends and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on Common Stock, no par value per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Preferred Stock. In the event the Corporation shall at any time after the First Issuance declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (b) On or after the First Issuance, no dividend on Common Stock shall be declared unless concurrently therewith a dividend or distribution is declared on the Series C Preferred Stock as provided in paragraph (a) above; and the declaration of any such dividend on Common Stock shall be expressly conditioned upon payment or declaration of and provision for a dividend on the Series C Preferred Stock as above provided. In the event no dividend or distribution shall have been declared on Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series C Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

            (c) Whenever quarterly dividends or other dividends payable on the Series C Preferred Stock as provided in paragraph (a) above are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Preferred Stock outstanding shall have been paid in full, the Corporation shall not redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series C Preferred Stock.

            (d) Dividends when, as and if declared by the Board of Directors shall begin to accrue and be cumulative on outstanding shares of Series C Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series C Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend


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

Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. The Board of Directors may fix a record date for the determination of holders of shares of Series C Preferred Stock entitled to receive payment of a dividend distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

      2.5.4 Dissolution, Liquidation and Winding Up

      In the event of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation (hereinafter referred to as a "Liquidation"), the holders of Series C Preferred Stock shall be entitled to receive the greater of (i) $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment and (ii) the aggregate amount per share equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Stock (the "Series C Preferred Liquidation Preference"). In the event the Corporation shall at any time after the First Issuance declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      2.5.5 Voting Rights

      The holders of shares of Series C Preferred Stock shall have the following voting rights:

            (a) Each share of Series C Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the First Issuance declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (b) Except as otherwise provided herein, or by law, or the Bylaws of the Corporation, the holders of shares of Series C Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders


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of the Corporation.

            (c) If and whenever dividends on the Series C Preferred Stock shall be in arrears in an amount equal to six quarterly dividend payments, then and in such event the holders of the Series C Preferred Stock, voting separately as a class (subject to the provisions of subparagraph (d) below), shall be entitled at the next annual meeting of the shareholders or at any special meeting to elect two directors. Each share of Series C Preferred Stock shall be entitled to one vote, and holders of fractional shares shall have the right to a fractional vote. Upon election, such directors shall become additional directors of the Corporation and the authorized number of directors of the Corporation shall thereupon be automatically increased by such number of directors. Such right of the holders of Series C Preferred Stock to elect directors may be exercised until all dividends in default on the Series C Preferred Stock shall have been paid in full, and dividends for the current dividend period declared and funds therefor set apart, and when so paid and set apart, the right of the holders of Series C Preferred Stock to elect such number of directors shall cease, the term of such directors shall thereupon terminate, and the authorized number of directors of the Corporation shall thereupon return to the number of authorized directors otherwise in effect, but subject always to the same provisions for the vesting of such special voting rights in the case of any such future dividend default or defaults. The fact that dividends have been paid and set apart as required by the preceding sentence shall be evidenced by a certificate executed by the President and the Chief Financial Officer of the Corporation and delivered to the Board of Directors. The directors so elected by holders of Series C Preferred Stock shall serve until the certificate described in the preceding sentence shall have been delivered to the Board of Directors or until their respective successors shall be elected or appointed and qualify.

                  At any time when such special voting rights have been so vested in the holders of the Series C Preferred Stock, the Secretary of the Corporation may, and upon the written request of the holders of record of 10% or more of the number of shares of the Series C Preferred Stock then outstanding addressed to such Secretary at the principal office of the Corporation in the State of Washington, shall, call a special meeting of the holders of the Series C Preferred Stock for the election of the directors to be elected by them as hereinabove provided, to be held in the case of such written request within 40 days after delivery of such request, and in either case to be held at the place and upon the notice provided by law and in the Bylaws of the Corporation for the holding of meetings of shareholders; provided, however, that the Secretary shall not be required to call such a special meeting (i) if any such request is received less than 90 days before the date fixed for the next ensuing annual or special meeting of shareholders or (ii) if at the time any such request is received, the holders of Series C Preferred Stock are not entitled to elect such directors by reason of the occurrence of an event specified in the third sentence of subparagraph (d) below.

            (d) If, at any time when the holders of Series C Preferred Stock are entitled to elect directors pursuant to the foregoing provisions of this Section 2.5.5, the holders of any one or more additional series of Preferred Stock are entitled to elect directors by reason of any default or event specified in these Articles of Incorporation, as in effect at the time of the designation of such series, and if the terms for such other additional series so permit, the voting rights of the two or more series then entitled to vote shall be combined (with each series having a


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number of votes proportional to the aggregate liquidation preference of its outstanding shares). In such case, the holders of Series C Preferred Stock and of all such other series then entitled so to vote, voting as a class, shall elect such directors. If the holders of any such other series (if designated) have elected such directors prior to the happening of the default or event permitting the holders of Series C Preferred Stock to elect directors, or prior to a written request for the holding of a special meeting being received by the Secretary of the Corporation from the holders of not less than 10% of the then outstanding shares of Series C Preferred Stock, then such directors so previously elected will be deemed to have been elected by and on behalf of the holders of Series C Preferred Stock as well as such other series, without prejudice to the right of the holders of Series C Preferred Stock to vote for directors if such previously elected directors shall resign, cease to serve or fail to stand for reelection while the holders of Series C Preferred Stock are entitled to vote. If the holders of any such other series are entitled to elect in excess of two directors, the Series C Preferred Stock shall not participate in the election of more than two such directors, and those directors whose terms first expire shall be deemed to be the directors elected by the holders of Series C Preferred Stock; provided that, if at the expiration of such terms the holders of Series C Preferred Stock are entitled to vote in the election of directors pursuant to the provisions of Section 2.5.5, then the Secretary of the Corporation shall call a meeting (which meeting may be the annual meeting or special meeting of shareholders referred to in subparagraph (c)) of holders of Series C Preferred Stock for the purpose of electing replacement directors (in accordance with the provisions of Section 2.5.5) to be held on or prior to the time of expiration of the expiring terms referred to above.

            (e) Except as otherwise set forth herein or required by law, or the Bylaws, holders of Series C Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action. No consent of the holders of outstanding shares of Series C Preferred Stock at any time outstanding shall be required in order to permit the Board of Directors to: (i) to decrease the number of authorized shares of Series C Preferred Stock to a number not below the sum of the number of shares of Series C Preferred Stock then outstanding and the number of shares with respect to which there are outstanding rights to purchase; or (ii) issue a series of Preferred Stock which is junior to the Series C Preferred Stock.

      2.5.6 Consolidation, Merger, etc.

      In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series C Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the First Issuance declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with


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respect to the exchange or change of shares of Series C Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      2.5.7 Redemption

      The shares of Series C Preferred Stock shall not be redeemable.

      2.5.8 Conversion Rights

      The Series C Preferred Stock is not convertible into Common Stock or any other security of the Corporation."

      THIRD: The amendments set forth above were adopted by the Board of Directors of the Corporation on March 12, 2002, without shareholder action, in accordance with the Articles of Incorporation and the provisions of RCW 23B.06.020. Shareholder action was not required.

      Dated: March ___, 2002

                                                     APTIMUS, INC.,
                                                     a Washington corporation


                                                     ---------------------------
                                                     Timothy C. Choate
                                                     Chief Executive Officer


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